Exhibit 10.4

DIRECTOR STOCK GRANT

AGREEMENT

DIRECTOR NAME

and

AMERICAN BATTERY MATERIALS, INC.

_____________, 2023

DIRECTOR STOCK GRANT AGREEMENT

I

PARTIES

THIS DIRECTOR STOCK GRANT AGREEMENT (the “Agreement”) is entered into effective as of the ____ day of ________, 2023 (the “Effective Date”), by and between DIRECTOR NAME, an individual residing in the State of New York (“Name”); and, AMERICAN BATTERY MATERIALS, INC., a Delaware corporation (“ABM”). Name and ABM are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A.	The Board of Directors of ABM (the “Board”) has authorized the issuance of restricted shares of ABM common stock to all members of the Board as compensation for their service as a member of the Board.

B.	In recognition of Name’s status as a member of the Board, and as full and complete payment for his services to ABM as a member of the Board, the Board has authorized and instructed the issuance of shares of ABM common stock to Name pursuant to the terms and conditions of this Agreement.

C.	NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

DIRECTOR SHARES

3.1       Grant. Subject to the terms, conditions, and restrictions set forth below, ABM hereby grants to Name five million (5,000,000) restricted shares of ABM common stock (the “Director Shares”). The Director Shares shall be issued in accordance with the below vesting schedule, in book-entry format directly through ABM’s transfer agent, and subject to all other terms and conditions of this Agreement. The Director Shares are in satisfaction of the annual fee for Name’s service as a director of ABM for the period of three (3) years commencing on the Effective Date.

3.2       Transferability. Prior to the vesting thereof, the Director Shares are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated, or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law, by will or by the laws of descent, or otherwise). Any purported transfer in violation of this Section 3.2 shall be void and of no force and effect. Furthermore, notwithstanding any other provision of this Agreement, Name may not sell any of the Director Shares unless such shares are registered under the Securities Act of 1933, as amended from time-to-time (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. Any sale of the Director Shares must also comply with other applicable laws and regulations governing the common stock of ABM, and Name may not sell any of the Director Shares if ABM reasonably determines that such sale would not be in material compliance with such laws and regulations.

3.3       Adjustments. The Director Shares shall be subject to the same adjustments as are applied to all other shares of ABM common stock, including, by way of example and not limitation, stock splits and the closing of any merger or similar transaction resulting in the issuance of shares of stock or other consideration in exchange for the shares of ABM common stock. All such adjustments shall be effected (i) without further notice from ABM; (ii) without need for further action from or by either Party; and, (iii) in the same manner and pro rata application as affecting all other shares of ABM common stock.

3.4       Restricted Shares. All of the Director Shares shall be issued as restricted shares, as that term is commonly defined and used under the Securities Act.

3.5       Acceptance of Director Shares and Agreement. Name has indicated his consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to Name by or on behalf of the Board. Name acknowledges that he has read and understood this Agreement, and has had the opportunity to receive independent legal advice as to his rights and obligations arising under and related to this Agreement. Name further acknowledges that the Director Shares represent the only compensation and consideration to which he is entitled for his services rendered as a member of the Board.

IV

VESTING AND FORFEITURE

4.1       Vesting. The Director Shares shall be vested in accordance with the following schedule, with each referenced date referred to herein as a “Vesting Date”:

(a)       As of and on the Effective Date, 1,666,667 shares of the Director Shares shall be fully vested, fully earned, and non-assessable.

(b)       As of and on the one-year anniversary of the Effective Date, an additional 1,666,667 shares of the Director Shares shall be fully vested, fully earned, and non-assessable provided that Name is serving as a member of the Board on such Vesting Date.

(c)       As of and on the two-year anniversary of the Effective Date, the remaining 1,666,666 shares of the Director Shares shall be fully vested, fully earned, and non-assessable provided that Name is serving as a member of the Board on such Vesting Date.

4.2       Termination and Forfeiture. Upon termination of Name’s service as a member of the Board for any reason prior to a Vesting Date, any and all remaining and unvested Director Shares shall be forfeited, with no pro rata vesting or any further rights.

V

STATUS

5.1       Independent Contractor. It is the intent of the Parties that Name, in his capacity as a member of the Board, shall have the status of an independent contractor. No provision in this Agreement shall be construed in a manner which would indicate otherwise. Name will not be eligible or entitled to any of the benefits which ABM may make available from time-to-time to its employees, solely due to his status as a member of the Board.

5.2       Taxes.

5.2.1.       Reporting and Payments. Name will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state, or local tax authority with respect to Name's receipt of the Director Shares under this Agreement. ABM will regularly report the vesting of the Director Shares with the Internal Revenue Service and other applicable agencies and authorities as required by applicable law. Name agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability, and other contributions based on the Director Shares issued to Name under this Agreement.

5.2.2.       Elections. Name is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement, and the applicability, timing, and consequences of filing an election to include this Agreement in income under Section 83(b) of the Internal Revenue Code of 1986, as amended from time-to-time (the “IRC”). If Name makes such an election, Name shall provide ABM with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the IRC.

5.2.3.       Qualified Small Business. ABM hereby confirms that as of the Effective Date, and at all times during its existence prior to the Effective Date, it is a qualified small business under Section 1202 of the IRC (a “QSB”). ABM further confirms the following with regard to the Director Shares for purposes of Section 1202 of the IRC:

(a)       The Director Shares are deemed to have been purchased by Name directly from ABM as all such shares were issued as compensation for Name’s service as a member of the Board.

(b)       ABM will issue all Director Shares directly to Name hereunder and not under any other agreement or for any other purpose or consideration.

(c)       The original basis (per share) for Director Shares shall be the closing price for ABM common stock on the Vesting Date for the respective shares.

(d)       ABM shall continue to be a QSB for at least 30-days after the Effective Date.

(e)       At each Vesting Date after the Effective Date ABM will provide a written confirmation to Name as to whether ABM is a QSB at each respective Vesting Date.

5.3       No Right to Continued Service. Neither this Agreement nor any provisions hereunder shall be construed to confer upon Name any right to remain on the Board, and nothing herein shall be construed in any manner to interfere in any way with the right of ABM to terminate Name from the Board at any time.

5.4       Status as a Stockholder. Only upon satisfaction of the vesting schedule in Section 4.1, above, will Name become the holder of the respective Director Shares and have all rights of a stockholder with respect to those shares, including, without limitation, the right to vote the Director Shares and the right to receive all dividends earned with respect to the Director Shares actually vested, subject to the terms and conditions set forth in this Agreement.

VI

ADDITIONAL PROVISIONS

6.1       Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Electronic Transmission, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes a manually executed counterpart of this Agreement.

6.2       Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties regarding the subject matter herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

6.3       Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.4       Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the state and federal courts in Fairfield County, Connecticut, shall be the sole jurisdiction and venue for the bringing of such action.

6.5       Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

6.6       Recovery of Fees by Prevailing Party. In any legal action (including arbitration) to enforce or interpret this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as may be determined. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

6.7       Waiver; Course of Dealing. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition. Further, no course of dealing between the Parties, or any failure to exercise, or any delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

6.8       Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

6.9       Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

6.10       Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

6.11       Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

6.12       Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated, although the Article and Section headings used herein are inserted for convenience and identification only and are not to be used in any manner to interpret this Agreement. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

6.13       Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 6.13.

6.14       Notices.

6.14.1.       Method and Delivery. All notices, requests, and demands hereunder shall be in writing and delivered by hand; Electronic Transmission; mail; or, recognized commercial over-night delivery service (Federal Express, e.g.), and shall be deemed given (a) if by hand, upon such delivery; (b) if by Electronic Transmission, 24-hours after sending; (c) if by mail, 48-hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

6.14.2.       Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices hereunder. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record capable of retention, retrieval, and review, and that may thereafter be rendered into legible tangible form.

6.14.3.       Address Changes. A Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 6.17.

6.15       Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

6.16       Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 6.16 shall not include any obligation to incur substantial expense or liability.

6.17       Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

VII

EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties in, and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

[SIGNATURES APPEAR ON NEXT PAGE]

EXECUTION PAGE TO DIRECTOR STOCK GRANT AGREEMENT

LAST NAME:	ABM:

AMERICAN BATTERY MATERIALS, INC.,
______________________________	a Delaware corporation
DIRECTOR NAME

DATED: ______________________	BY: __________________________

NAME: _______________________

TITLE: _______________________

DATED: ______________________